HIGH TIMES®

INVESTOR DECK | SEPTEMBER 2020

Private & Confidential

DISCLAIMER

This presentation contains "forward-looking" statements, within the meaning of the federal securities laws, that are based on our management's beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning our possible or assumed future results of operations, expected growth and business strategies, key operating metrics, financing plans, competitive position, industry environment, potential product offerings, potential market and growth opportunities and the effects of competition.

Forward-looking statements include all statements that are not historical facts and can be identified by terms such as "anticipates," "believes," "could," "seeks," "estimates," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would," or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our management's beliefs and assumptions only as of the date of this presentation. These statements do not guarantee future performance and speak only as of the date hereof, and qualify for the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and section 27A of the Securities Act of 1933, as amended. We refer all of you to the disclosures contained in the Hightimes Holding Corp. Regulation A+ Offering Circular Supplement No. 1 to the Offering Circular, dated July 26, 2018, as filed with the SEC on May 31, 2019, as well as its periodic reports including Annual Reports on Form 1-K, Semi-Annual Reports on Form 1-SA, and Current Reports on Form 1-U filed with the Securities and Exchange Commission, including the risk factors set forth therein, for more detailed discussion on the factors that can cause actual results to differ materially from those projected in any forward-looking statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

This presentation includes certain non-GAAP financial measures as defined by SEC rules.

HIGH TIMES®

BRANDS

A collection of brands anchored by the iconic **HIGH TIMES** *Master Brand*

REACH

40 TIMES *the audience of the #2 cannabis brand*

EXPERTISE

Thoughtful, methodical execution of the brand through Media, Events, Retail and Licensing

FINANCIAL ARCHITECTURE

Complimentary consumer touchpoints, commercialization of expanding brand reach

A ONE OF A KIND BUSINESS MODEL WITH NO RIVAL

High Times Digital Audience
17 million strong and growing - high affinity consumers

High Times Media – *Connecting our audience with the best brands and product innovators, sharing a canvas with a lifestyle publication spanning Cannabis, Activism, Culture, and Music*

High Times Retail
- *Owned and operated*
- *Licensed*
- *Wholesale*
- *Shops and Direct to Consumer*
- *Cannabis*
- *Fashion Apparel and accessories*
- *Cannabis Accessories*
- *Personal Care (CBD)*

High Times Shareholders
- *Sustainable value creation*
- *Clear path to growth*
- *Resilient one of a kind brand and business model*

High Times Cannabis Cup – *Building relationships with the best product innovators in the industry*

HIGH TIMES

BRANDS

HIGH TIMES *is the most-recognized cannabis brand in the world*

A growing family of brands under the HIGH TIMES master brand

culture MAGAZINE | dope MAGAZINE | GREEN RUSH DAILY | Have a Heart | 420.com

46 YEARS
193 COUNTRIES
531 COVERS

Cannabis, Activism, Culture, Music



BEST REGGAE ARTIST
D.I.Y. CLOSET GARDEN
POT & PORN IN VEGAS
HASH IS BACK!
VETERANS FIGHT FOR WEED
MARIJUANA MYTHS 2010
Oliver Stone
On Pot, Politics & His New Movie Savages
100,000-Watt Grow Op
Cannabis in Colombia
The 10th Annual Doobie Awards
Die Antwoord's Smokeout
Pot Inc.
HIGH VOLTAGE BUDS
BURNING BUSH
GEORGE W'S SECRET LIFE
FRANCES McDORMAND HOLLYWEED SUPERSTAR
THE BEST STONER GEAR
PURPLE POT
IN SEARCH OF MAJOR NUGGS
TO GET GROWING NOW!
HUGE POT PLANTS
TIPS & TRICKS
LUCID DREAMS
HOW TO TAKE CONTROL
ALEX GREY ON DRUGS & ART
THE FEMALE 50: WOMEN LEADING THE WAY
HIGH TIMES
THE FUTURE OF CANNABIS
CHARLOTTE FIGI AND THE CBD REVOLUTION
High Times
SPECIAL HEMP ISSUE
WHO KILLED KURT?
Inside the EMERALD TRIANGLE
Northern California's Marijuana Resistance
HEMP IN THE HOME
A definitive guide to the household hemp explosion
ROMANCING THE CLONE
MASTER GROWERS
TURN GUANO INTO GOLD
DID INDIANS SMOKE POT?
JOHN LENNON
The Radical Years
VICTORY GARDEN
Grow a Personal Pot Stash
Snoop and Wiz Khalifa
25 Stoner TV Classics
MAXIMIZE THE POWER OF PH
SNOOP DOGG
3RD STONY AWARDS
GUIDE TO GROWING FOR ONE
WIZ LOVES POT
Guide to Growing Giant Plants
Legalize NOW
GLOBAL HARVEST REPORT
WHO KILLED BOB MARLEY
TO BREEDING BETTER BUDS



ORDER WEED




HIGH TIMES
ADVOCACY & CULTURE

- *Advocacy across health care, legislative reform, incarceration, environment and justice.*
- *Humanity is central to the brand and has never been more needed or relevant.*







BRAND ENTHUSIAST TURNED INVESTOR


99
5,155,348

- ***38,000+** shareholders investing an average of $768*
- *Endorsement of brand affinity*
- *Global interest*
- *Ability to raise up to another $15M*
- *Strong base to support trading*
- *Approved to list on OTC*

Note: Data does not include pending acquisition of three retail locations.

HIGH TIMES

REACH

40x times the audience of the #2 cannabis brand

REACH DRIVES REVENUE


HIGH TIMES

Media
1.3M Weekly Visitors



Events
150,000+ Annual Attendees


HIGH TIMES

- **Cannabis Accessories**
- **Fashion Apparel & Accessories**
- **Personal Care (CBD)**


HIGH TIMES
HIGH TIMES

WHOLESALE, DELIVERY, LICENSED & OWNED DISPENSARIES & PRODUCTS

As of June 2020, 18 licensed dispensaries in MI, agreement for FL, and IL
California - 12 owned retail locations, and 2 delivery hubs covering 54% of the state

THE CANNABIS CUP

31 YEARS
OVER 300 EVENTS
3.7M+ PARTICIPANTS

Recognizing the best product in the industry, building relationships with the best cannabis talent

FIRST-EVER PANDEMIC-PROOF CANNABIS CUP COMPETITIONS

- *Sold out event with 182 entrants*
- *Repeatable strategy*

2020:

Timeframe	Location
May	Oklahoma
June	Colorado
July	
August	Illinois
September	Ohio
October	Oregon
November	Arizona
December	NorCal

2021:

Timeframe	Location
January	Nevada
February	SoCal
March	Ohio
April	Michigan
May	Pennsylvania
June	Massachusetts
July	Oklahoma
August	Alaska
September	Washington
October	NorCal
November	Puerto Rico


HIGH TIMES
Shop
Cannabis Cup
Invest
News
Culture
Events
Grow
Health
Activism
IR
LATEST NEWS
NEWS
Acclaimed Cannabis Advocate Dr. Lester Grinspoon Dies At 92
NEWS
UK Reschedules CBD Drug Epidyolex
NEWS
Seven Out Of Ten Americans Find Smoking Marijuana Morally Acceptable
NEWS
Virginia's Legislative Black Caucus Pushing For Cannabis Legalization
NEWS
Study Suggests Women May Be More Sensitive To THC Th
Men
CULTURE
High Times Greats: 'The Decadent Diet' By Terri Nunn
Diet tips from an '80s rock star who is no stranger to the fast lane.
HOMEGROWN
We Are The
People
TRENDING

1.3M WEEKLY VIEWS

HIGHTIMES.COM EXISTED BEFORE GOOGLE.COM

Domain	Domain Rating
Google.com	98
Apple.com	97
Amazon.com	96
Leafly.com	85
WeedMaps.com	82
HighTimes.com	**78**
CanopyGrowth.com	70
Eaze.com	70
MedMen.com	64
AcreageHoldings.com	51
HarvestHOC.com	51
GTIGrows.com	47
Planet13LasVegas.com	43
CookiesSF.com	32

HIGH TIMES

EXPERTISE

Experienced Brand Builders
With best in class commercialization skills


HIGH TIMES
CANNABIS CUP
CONCENTRATES
FLOWER

LEVERAGE THE BRAND

OWNED & OPERATED SHOPS

- *12 California Shops*
  - *2 Mt Shasta and Redding stores acquired from Synergy 6/20.*
  - *10 conditional stores acquired from Harvest 6/20*
- *More in the pipeline, not limited to California*

Acquiring proven operators, accretive assets, stock based transactions

LEVERAGE THE BRAND

CALIFORNIA DELIVERY

- *Launched 9/20*
- *Phase 1 covers 54% of the California population*
- *More phases to come, and more states*
- *Matching recent shift in consumer behavior due to pandemic*


HIGH TIMES
DELIVERY




HIGH TIMES
DELIVERY
ENTER LOCATION

Immediate delivery from vehicle assortments, next day from depot assortment

LEVERAGE THE BRAND

LICENSING

- *Red, White, And Bloom licensing agreement closed 6/20*
- *Currently 22% market share in Michigan*
- *Michigan, Illinois, Florida*
- *10 operating dispensaries with 18 anticipated by year end*
- *More to come*


HIGH TIMES
CONCENTRATES

Partnering with proven operators, accentuating Brand and Operational expertise

LEVERAGE THE BRAND

BRAND EXTENSION

- ***Wholesale, licensed and owned retail (shops & D2C)***
- ***High Times*** *Fashion Apparel and accessories*
- ***High Times*** *Cannabis Accessories*
- ***High Times*** *Personal care, wholesale and web*


HIGH TIMES
High Times
HIGH TIMES
CBD TINCTURE
HIGH TIMES

Leveraging top tier merchandising skills to thoughtfully commercialize the brand

MEDIA | CONSUMERS & BRANDING | RETAIL & TECH



Adam Levin

Executive Chairman

20 Years Experience | *3 Years Cannabis Experience*

BOXLIGHT bebo GIRLS gone WILD

Leans into the strengths of legacy brands, expanding them to new platforms and audiences.

Acquired High Times in 2017. Managing Director of Oreva Capital and has previously invested in Boxlight. Media Group, Pride Media, Girls Gone Wild, Bebo, StudiVZ, and CinemaElectric (OTC:CINM). Founded Boxlight (Nasdaq:BOXL), a leading provider of interactive solutions



Peter Horvath

CEO

40 Years Experience | *3 Years Cannabis Experience*

Bath & Body Works AMERICAN EAGLE OUTFITTERS DSW VICTORIA'S SECRET

Experience transforming and growing global, profitable, multi-billion-dollar retail companies.

Held leadership roles at American Eagle Outfitters (2016-2017), L Brands (1985-2004; 2008-2010) and led the Designer Brands Inc. (DSW Shoes) (2005-2008) IPO on the NYSE in 2005. Formed Green Growth (2018), successfully raising over $100M USD and listing on the Canadian Securities Exchange.



Paul Henderson

President & COO

20 Years Experience | *4 Years Cannabis Experience*

Goldman Sachs

A seasoned leader in operations, business development, product management and finance.

Led a team at Goldman Sachs during the launch of GS Bank USA, which went from concept to $24B in less than 24 months. Launched multiple brand initiatives at Apple. Former CFO at Indus Holding Company and former CEO of Grupo Flor.

HIGH TIMES

FINANCIAL ARCHITECTURE

Complimentary consumer touchpoints, commercialization of expanding brand reach, capital light, Profitable NOW

CANNABIS 1.0

- *Overspending on land, undeveloped licenses, and infrastructure*
- *Overspending on G&A, sales & marketing to attract an audience*
- *Focus on accumulating licenses, high burn rate from cultivation and dispensary build-out*

HIGH TIMES

- Stock-based transactions deals, emphasis on accretive assets that are currently in operation
- Leveraging BRAND and consumer reach to an existing digital audience of 17 million.
- Blending high EBITDA and low capital licensing with owned retail operations and accretive brand extension

OWNED & LICENSED LOCATIONS

OWNED
CALIFORNIA

LICENSED
MICHIGAN, ILLINOIS, FLORIDA


OPERATING
UNDER CONSTRUCTION
DELIVERY


LICENSED LOCATIONS
IN DEVELOPMENT
THROUGHOUT ILLINOIS
AND FLORDIA

ADAM LEVIN

EXECUTIVE CHAIRMAN
ADAM@HIGHTIMES.COM

PETER HORVATH

CEO
PETER@HIGHTIMES.COM

PAUL HENDERSON

PRESIDENT & COO
PAUL@HIGHTIMES.COM